UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 4, 2016

Philip Morris International Inc.
(Exact name of registrant as specified in its charter)

Virginia	1-33708	13-3435103
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

120 Park Avenue, New York, New York		10017-5592
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: (917) 663-2000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders.
On May 4, 2016, the Company held its Annual Meeting of Shareholders (“Annual Meeting”). There were 1,382,349,844 shares of Common Stock, constituting 89.11% of outstanding shares on the record date (March 11, 2016), represented in person or by proxy at the meeting. The matters voted upon at the Annual Meeting and the results of such voting are set forth below:
Proposal 1: Election of Directors.

Name	For	Against	Abstain	Broker Non-Vote

Harold Brown	1,130,555,871	13,832,129	1,725,565	236,236,279
André Calantzopoulos	1,140,230,910	4,187,332	1,695,323	236,236,279
Louis C. Camilleri	1,135,653,120	8,750,857	1,709,588	236,236,279
Werner Geissler	1,136,319,833	8,080,112	1,713,499	236,236,279
Jennifer Li	1,140,432,965	3,984,931	1,695,549	236,236,279
Jun Makihara	1,139,035,880	5,289,486	1,788,099	236,236,279
Sergio Marchionne	833,907,226	309,243,009	2,963,097	236,236,279
Kalpana Morparia	1,126,791,284	17,505,977	1,816,304	236,236,279
Lucio A. Noto	1,130,442,295	13,986,947	1,684,323	236,236,279
Frederik Paulsen	1,135,931,468	8,384,451	1,797,646	236,236,279
Robert B. Polet	1,135,124,988	9,228,934	1,759,643	236,236,279
Stephen M. Wolf	1,128,706,961	15,742,910	1,663,694	236,236,279
All director nominees were duly elected.
Proposal 2: Ratification of the Selection of PricewaterhouseCoopers SA as Independent Auditors.

For	Against	Abstain

1,369,259,590	9,625,159	3,465,095
The proposal was approved.

Proposal 3: Advisory Vote Approving Executive Compensation.

For	Against	Abstain	Broker Non-Vote

1,071,136,082	56,873,715	18,103,768	236,236,279
The proposal was approved on an advisory basis.

Proposal 4: Shareholder Proposal 1 – Human Rights Policy.

For	Against	Abstain	Broker Non-Vote

190,339,093	853,524,093	102,249,805	236,236,279
The proposal was defeated.
Proposal 5: Shareholder Proposal 2 – Mediation of Alleged Human Rights Violations.

For	Against	Abstain	Broker Non-Vote

56,435,093	1,030,137,128	59,541,244	236,236,279
The proposal was defeated.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PHILIP MORRIS INTERNATIONAL INC.

By:	/s/ JERRY WHITSON
Name:	Jerry Whitson
Title:	Deputy General Counsel and Corporate Secretary
DATE: May 5, 2016